Exhibit 99.1

Imperial to hold 2022 First Quarter Earnings Call

Calgary, AB – April 18, 2022 – (TSE: IMO, NYSE American: IMO) Brad Corson, chairman, president and chief executive officer, and Dave Hughes, vice-president, investor relations, Imperial Oil Limited, will host a 2022 First Quarter Earnings Call on Friday, April 29, following the company’s first quarter earnings release that morning. The event begins at 9 a.m. MT and will be accessible by webcast.

During the call, Mr. Corson will offer brief remarks prior to taking questions from Imperial’s covering analysts.

Please click here [https://edge.media-server.com/mmc/p/2z9q5qtx] to register for the live webcast. The webcast will be available for one year on the company’s website at www.imperialoil.ca/en-ca/company/investors.

For further information:

Investor relations	Media relations

(587) 476-4743	(587) 476-7010

Source: Imperial

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

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